Exhibit 10.3

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4)

and 240.24b-2

SIGN AND RETURN ALL PAGES TO CIRM    CLIN2-08334

NOTICE OF AWARD – CLIN 2: CIRM Clinical Trial Stage Projects

California Institute for Regenerative Medicine

Issue Date: June 16, 2016

Award Number:	CLIN2-08334	Project Period Start:	04/01/2016
Awardee Name:	Capricor, Inc	Project Period End (estimated):	10/31/2018
Awardee ID:	PR-Y0027A-LA
Principal Investigator:	Deborah Davis Ascheim	Total Award Amount:	$3,376,259

Project Title:	Phase I/II clinical trial known as “HOPE-Duchenne” using allogeneic cardiosphere-derived cells (CDC’s, CAP-1002) to treat patients with Duchenne muscular dystrophy (DMD) associated cardiomyopathy

Authorized Organizational Official and Address:	Official and Address to Receive Payments:
AJ Bergmann VP of Finance 8840 Wilshire Blvd. 2nd Floor Beverly Hills, CA 90211	AJ Bergmann 8840 Wilshire Blvd., #2nd Floor Beverly Hills, CA 90211

The California Institute for Regenerative Medicine (CIRM) hereby awards the amount of $3,376,259 to Capricor, Inc (Awardee ID: PR-Y0027A-LA) in support of the above referenced project. This award is made pursuant to the California Stem Cell Research and Cures Act (Health and Safety Code section 125290.10 et. seq.) and is subject to terms and conditions referenced below. (Capitalized terms are defined in the CIRM Grants Administration Policy for Clinical Stage Projects (GAP), a copy of which may be found on the CIRM website at: https://www.cirm.ca.gov/sites/default/files/files/funding_page/CIRM_Grants_Administration_Policy_for_Clinical_Stage_Projects.pdf.

In accepting this Award, the Awardee warrants to CIRM that any funds expended under the Award will be for the purposes set forth in the approved Application and agrees to comply with all applicable CIRM regulations and standards.

To accept this Award, the Principal Investigator and Authorized Organizational Official must sign and return this Notice of Award (NOA) to CIRM by June 20, 2016. Payment will be issued only after the fully signed NOA is received by CIRM. Award funds will be sent to the organization’s address listed above under Official and Address to Receive Payments unless an updated address is provided in the box below. If the Applicant cannot accept the award, including the legal obligation to perform in accordance with the provisions of this NOA, it should notify CIRM immediately.

If you have any questions about this award, please contact the CIRM staff referenced on page 4.

Updated Address to Receive Payments:

/s/ Romona Doyle, MD

Ramona Doyle, MD

Vice President, Therapeutics

California Institute of Regenerative Medicine

AWARD ACCEPTANCE: The Principal Investigator and Authorized Organizational Official must sign below and return the entire NGA to CIRM to accept the Award.

	Principal Investigator	Authorized Organizational Official
Name	Deborah Davis Ascheim	AJ Bergmann
Signature	/s/ Deborah Davis Ascheim	/s/ AJ Bergmann
Date	6/17/16	6/17/16

SIGN AND RETURN ALL PAGES TO CIRM CLIN2-08334

TERMS AND CONDITIONS:

A.	This award is based on the application submitted to CIRM, and as approved by the Application Review Subcommittee of the Independent Citizens' Oversight Committee (ICOC) on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

1.	The California Stem Cell Research and Cures Act (Health and Safety Code Section 125290.10 et. seq.) and regulations adopted by the ICOC.

2.	The CIRM Grants Administration Policy for Clinical Stage Projects (Title 17, California Code of Regulations, Section 100503), CIRM Intellectual Property Policy and Revenue Sharing Requirements for Non-Profit and For-Profit Grantees (Title 17, California Code of Regulations. Sections 100600-100611), the CIRM Medical and Ethical Standards Regulations (Title 17, California Code of Regulations, Sections 100010-1000120), and any subsequently adopted or amended applicable regulations.

3.	For purposes of the CIRM Intellectual Property Policy and Revenue Sharing Requirements for Non-Profit and For-Profit Grantees (Title 17, California Code of Regulations. Sections 100600-100611), the term “CIRM-Funded Technology” shall mean the intra-coronary infusion of the allogenic cardiosphere-derived cell product known as CAP-1002 in patients who are being treated for Duchenne muscular dystrophy-associated cardiomyopathy.

4.	The terms and requirements detailed in CLIN 2: CIRM Clinical Trial Stage Projects.

5.	The Operational Milestones (OM) and Suspension Events set forth in Appendix A to this NOA.

6.	The Communications Plan set forth in Appendix B to this NOA.

7.	Budget and payment detail set out below in “Award Detail.”

8.	The Loan Election Agreement executed by the parties.

B.	Noncompliance: If CIRM determines, in its sole discretion, that Awardee has not complied with the terms and conditions of this award, CIRM may suspend or permanently cease Disbursements, or pursue other remedies as allowed by law as indicated in section V.J, Failure of Compliance and Award Termination, of the GAP.

Please check the following website for updated policy documents: http://www.cirm.ca.gov/cirm-operations/Regulations

AWARD DETAIL (U.S. Dollars):

Budget

Total CIRM-Funded Direct Project Costs	$2,850,716

CIRM Facilities Costs	$525,543
CIRM Indirect Costs	$0

TOTAL CIRM BUDGET	$3,376,259

TOTAL AWARDEE CO-FUNDING	$2,254,032

SIGN AND RETURN ALL PAGES TO CIRM     CLIN2-08334

DISBURSEMENT SCHEDULE:

Payment #	Schedule Date	Amount
1	Upon fully executed agreement […***…]	$2,000,000
2	Upon completion of OM #1 […***…]	$1,100,000
3	Upon completion of OM #2 […***…]	$276,259

*Any interest accrued by the Awardee from the Award payments must be used for the CIRM Clinical Trial Stage Projects.

PROGRESS & FINANCIAL REPORTS SCHEDULE

Report Type	Report Period	Due Date
Quarterly Progress Report	Year 1 Q1 (04/01/2016 - 06/30/2016)	[…***…]
Quarterly Financial Report	Year 1 Q1 (04/01/2016 - 06/30/2016)	[…***…]
Quarterly Progress Report	Year 1 Q2 (07/01/2016 - 09/30/2016)	[…***…]
Quarterly Financial Report	Year 1 Q2 (04/01/2016 - 09/30/2016)	[…***…]
Quarterly Progress Report	Year 1 Q3 (10/01/2016 - 12/31/2016)	[…***…]
Quarterly Financial Report	Year 1 Q3 (04/01/2016 - 12/31/2016)	[…***…]
Quarterly Progress Report	Year 1 Q4 (01/01/2017 - 03/31/2017)	[…***…]
Operational Milestone Progress Report	Operational Milestone (OM) #1	[…***…]
Quarterly Financial Report	Year 1 Q4 (04/01/2016 - 03/31/2017)	[…***…]
Operational Milestone Financial Report	Operational Milestone (OM) #1	[…***…]
Quarterly Progress Report	Year 2 Q1 (04/01/2017 - 06/30/2017)	[…***…]
Quarterly Financial Report	Year 2 Q1 (04/01/2016 - 06/30/2017)	[…***…]
Quarterly Progress Report	Year 2 Q2 (07/01/2017 - 09/30/2017)	[…***…]
Quarterly Financial Report	Year 2 Q2 (04/01/2016 - 09/30/2017)	[…***…]
Quarterly Progress Report	Year 2 Q3 (10/01/2017 - 12/31/2017)	[…***…]
Quarterly Financial Report	Year 2 Q3 (04/01/2016 - 12/31/2017)	[…***…]
Quarterly Progress Report	Year 2 Q4 (01/01/2018 - 03/31/2018)	[…***…]
Operational Milestone Progress Report	Operational Milestone (OM) #2	[…***…]
Quarterly Financial Report	Year 2 Q4 (04/01/2016 - 03/31/2018)	[…***…]
Operational Milestone Financial Report	Operational Milestone (OM) #2	[…***…]
Quarterly Progress Report	Year 3 Q1 (04/01/2018 - 06/30/2018)	[…***…]
Quarterly Financial Report	Year 3 Q1 (04/01/2016 - 06/30/2018)	[…***…]
Operational Milestone Progress Report	Operational Milestone (OM) #3	[…***…]
Quarterly Progress Report	Year 3 Q3 (07/01/2018 - 10/31/2018)	[…***…]
Quarterly Financial Report	Year 3 Q3 (04/01/2016 - 10/31/2018)	[…***…]
Operational Milestone Financial Report	Operational Milestone (OM) #3	[…***…]

*Confidential Treatment Requested

In the event that an Operational Milestone is met at the same time that a quarterly report is due, Awardee shall only be required to submit the report for the Operational Milestone.

For an explanation of reporting requirements, please refer to the Grants Administration Policy. Additional reporting requirements may include cases such as Suspension Events, substantial delays in Operational Milestones, Clinical Advisory Panel requests for information and any other events that threaten the ability to meet the terms of the award.

SIGN AND RETURN ALL PAGES TO CIRM CLIN2-08334

CIRM CONTACTS:

Michele Carter, Grants Management Specialist

Phone/Fax: […***…]                              Email: […***…]

Lisa Kadyk, Senior Science Officer

Phone/Fax: […***…]                              Email: […***…]

The CIRM home page is at http://www.cirm.ca.gov

CIRM Mailing Address:

California Institute for Regenerative Medicine

Attn: Michele Carter, Grants Management Specialist

1999 Harrison Street, Suite 1650

Oakland, CA 94612

CIRM USE ONLY: 6445-601-6047001/H&S Code 125291.20 Statutes 2004

APPENDIX A - CLIN2-08334

NOTICE OF AWARD – CLIN 2: CIRM Clinical Trial Stage Projects

California Institute for Regenerative Medicine

Operational Milestone achievement is an important indicator of progress and will determine award disbursements. An initial disbursement will be made upon execution of this agreement to fund the work needed to get to the first Operational Milestone. Subsequent funds will not be disbursed until each Operational Milestone is achieved. Achievement of the final Operational Milestone determines the final award end date, which defines the period in which you can conduct CIRM-funded activities and incur CIRM-funded expenditures. The Operational Milestones selected by CIRM are listed below. These Operational Milestones will be used as a basis for award disbursement unless further modified with Prior Approval from CIRM. Changes to Operational Milestones and/or Suspension Events shall be accomplished only by agreement of both parties via an amendment to this NOA .

Operational Milestones (OM):

Total Patients: 24

OM	Milestone	Projected Date	Project Period	Payment (% of Award)	Projected Payment Date

	Project start	Apr. 2016	Q1	$ 2,000,000 (59%)	June 2016

1	[…***…]	[…***…]	[…***…]	$ 1,100,000 (33%)	Within 30 days after reaching OM

2	[…***…]	[…***…]	[…***…]	$ 276,259 (8%)	Within 30 days after reaching OM

3	[…***…]	[…***…]	[…***…]	n/a	n/a

	Total CIRM funds disbursed			$ 3,376,259

Suspension Events:

Any event that halts or terminates the planned project including but not limited to:

•	A failure to manufacture and release the cell product
•	A clinical hold order issued by the FDA

The Awardee must immediately report the occurrence of a Suspension Event to CIRM and can use CIRM funds for allowable Project Costs up to 30 days following the occurrence of a Suspension Event after which the Awardee must use its own funding for the project. The Awardee must report to CIRM a plan to resolve the issues associated with the Suspension Event within 30 days and then show evidence that the Suspension Event has been resolved in order to re-initiate use of CIRM funds.

Notwithstanding the foregoing, it is acknowledged that the dates listed in the foregoing schedule are projections and that the failure to achieve any milestone by the dates so indicated will not constitute a default under the Award. However, as stated above, CIRM will not disburse additional funds under this Award until that milestone is met.

*Confidential Treatment Requested

APPENDIX B CLIN2-08334

NOTICE OF AWARD – CLIN 2: CIRM Clinical Trial Stage Projects

California Institute for Regenerative Medicine

Communication Plan for CIRM-Funded Clinical Trial

*Upon notification of an FDA Clinical Hold, Sponsor must inform CIRM within 24 hrs. of receipt of the FDA notice. In cases where the FDA communicates issues or seeks information for a potential clinical hold, Sponsor will inform CIRM concurrent with (i.e. within 24 hrs. of) their response to the FDA

I.	SAE Reporting

Sponsor Reporting to CIRM

DSMB/DMC meetings will be conducted on a routine basis. During each meeting, critical issues, unexpected problems and trends will be identified and discussed. The Awardee will have responsibility for reporting any suspected adverse reaction to study treatment that is both serious and unexpected, and any event of impact to the clinical project to CIRM concurrent with FDA notification. In addition, Awardee will provide a summary of safety events, in coordination with the meetings of the DSMB/DMC.

Awardee Safety Reporting Contacts:

•	Deborah Ascheim, Principal Investigator

Phone: (310) 358-3200; Email: […***…]

•	Brian Fedor, Clinical Study Manager
•	Phone: (310) 358-3201; Email: […***…]

CIRM Safety Reporting Contacts:

•	Lisa Kadyk, Senior Science Officer

Phone/Fax: […***…]; Email: […***…]

•	Ramona Doyle, M.D., Vice President of Therapeutics

Phone/Fax: […***…]; Email: […***…]

II.	Other Study Related Press Releases and Trial Hold “Crisis Reporting”

The Awardee Clinical Trials Operation Manager will have primary responsibility of communication with CIRM overall project information, including study decisions and “crisis” issues or other occurrences that may impact the conduct of the trial and to do so within 24 hours of determination by the DSMB/DMC. Upon notification of an FDA Clinical Hold, Awardee will inform CIRM. CIRM will also be notified of an announced FDA audit within 7 business days, and other study related issues at least 5 business days advanced notice.

Any news releases and/or public statements related to this CIRM grant will be approved by both sides to ensure consistency of message, however Awardee shall have the right to release such statements and make such filings as it deems necessary to comply with Federal and State laws and regulations without the prior consent of CIRM. In addition, once language has been approved by CIRM, Awardee shall have the right to use it in subsequent filings or releases.

Awardee and CIRM agree to provide reasonable advanced notice (at least 5 business days, if possible) of news releases and/or public statements related to this grant, to the other party, in order to give the other party an opportunity to review and suggest edits to the content. However, both Awardee and CIRM retain the ultimate right of authority regarding their external communications. Neither Awardee nor CIRM shall use the name of the other party in public-facing documents, statements or presentations without the prior consent of an authorized individual within the organization.

Management and Communications Contacts:

•	For Awardee, the authorized individuals shall be the Authorized Organizational Official for this award and Capricor Vice President of Finance AJ Bergmann ([…***…]; […***…]), and the Chief Financial Officer of Capricor, Leland Gershell ([…***…])

•	For CIRM, the authorized individuals shall be the Sr. Director of Public Communications, Kevin McCormack ([…***…]; […***…]), and Vice President of Therapeutics, Ramona Doyle, M.D.

([…***…];[…***…])

III.	Routine Communications

Awardee and CIRM will have a mutual commitment towards maintaining communication between quarterly reports.

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